EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
PepsiAmericas, Inc.:
We consent to the incorporation by reference in Registration Statement Nos. 333-159264, 333-118392, 333-79095, 333-64292, 333-46368, and 333-36994 on Form S-8, Registration Statement No. 333-51324 on Form S-4 and Registration Statement Nos. 333-134179, 333-36614 and 333-108164 on Form S-3 of PepsiAmericas, Inc. (the Company) of our report dated March 3, 2009, except for Notes 1, 3, 7, 21, 23 and 25, which are as of September 17, 2009, with respect to the consolidated balance sheets of PepsiAmericas, Inc. and subsidiaries as of the end of fiscal years 2008 and 2007, and the related consolidated statements of income, equity, comprehensive (loss) income and cash flows for each of the fiscal years 2008, 2007 and 2006, which report appears in the Current Report on Form 8-K of PepsiAmericas, Inc. dated September 18, 2009.
Our report refers to the adoption of the presentation and disclosure requirements of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements”.
/s/ KPMG LLP
Minneapolis, Minnesota
September 17, 2009